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                                                                EXHIBIT 99(I)(1)

                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                           1285 AVENUE OF THE AMERICAS
                             NEW YORK, NY 10019-6064



                                                                   June 20, 2001




Securities and Exchange Commission
450 Fifth Avenue
Washington, D.C.  20549

         Re:      NestEgg Capital Preservation Fund
                  NestEgg 2010 Fund
                  NestEgg 2020 Fund
                  NestEgg 2030 Fund
                  NestEgg 2040 Fund
                  (collectively, the "NestEgg Funds"), each a series of American Independence Funds Trust (the "Trust")
                  -----------------------------------------------

Dear Sir/Madam:

                  As counsel to the NestEgg Funds, we have reviewed Post-Effective Amendment No. 20 to the Trust's Registration Statement on Form N-1A (the "Amendment"). The Amendment is being filed pursuant to Rule 485 of the 1933 Act and it is proposed that it will become effective on June 30, 2001 pursuant to paragraph (b).

                  Based upon our review, we advise you that the Amendment does not include disclosure which we believe would render it ineligible to become effective under paragraph (b) of Rule 485.

                  It is our opinion that the securities being registered will when sold, be legally issued, fully paid and non-assessable. We hereby consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 20 and consent to the reference to our firm as Counsel in Post-Effective Amendment No. 20 to Registration No. 333-00447.


                                       Very truly yours,



                                       Paul, Weiss, Rifkind, Wharton & Garrison